UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2021

Beyond Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38892	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 East Gate Blvd., Suite 320

Garden City, NY 11530

(Address of Principal Executive Offices and Zip Code)

(516) 665-8200

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	XAIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Third Amended and Restated 2013 Equity Incentive Plan

On March 4, 2021, Beyond Air, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved the Company’s Third Amended and Restated 2013 Equity Incentive Plan (the “Amended 2013 Plan”) to increase the number of shares of common stock reserved for issuance by an additional 1,500,000 shares. A summary of the Amended 2013 Plan is set forth on pages 24 to 30 in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on January 22, 2021 (the “Proxy Statement”), and such description is incorporated by reference herein. That summary and the above description of the Amended 2013 Plan do not purport to be complete and are qualified in their entirety by reference to the Amended 2013 Plan, which is attached hereto and incorporated herein by reference in its entirety as Exhibit 10.1.

2021 Employee Stock Purchase Plan

At the Annual Meeting, the Company’s stockholders, upon the recommendation of the Board, also approved the Company’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”). A summary of the 2021 ESPP is set forth on pages 31 to 38 in the Proxy Statement, and such description is hereby incorporated by reference herein. That summary and the above description of the 2021 ESPP do not purport to be complete and are qualified in their entirety by reference to the 2021 ESPP, which is attached hereto and incorporated herein by reference in its entirety as Exhibit 10.2.

Item 5.07 Submission of Matters to a Vote of Security Holders

On March 4, 2021, the Company held the Annual Meeting. As of January 11, 2021, the date of record for determining the stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 19,456,505 shares of Company common stock issued and outstanding and entitled to vote at the Annual Meeting. A total of 13,525,657 shares of common stock, constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting are as follows:

Proposal 1. At the Annual Meeting, the terms of seven (7) members of the Board expired. All of the seven (7) nominees for director were elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified, or until such director’s prior death, resignation, retirement, disqualification or removal. The result of the votes to elect the seven (7) directors was as follows:

Directors	For	Withheld	Broker Non-Votes
Steven A. Lisi	8,694,524	33,357	4,797,776
Amir Avniel	8,697,416	30,465	4,797,776
Ron Bentsur	8,678,982	48,899	4,797,776
Robert F. Carey	8,697,746	30,135	4,797,776
Dr. William Forbes	8,017,441	710,440	4,797,776
Yoori Lee	8,395,622	332,259	4,797,776
Erick J. Lucera	7,575,321	1,152,560	4,797,776

Proposal 2. At the Annual Meeting, the stockholders ratified the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2021. The result of the votes to ratify the appointment of Friedman LLP was as follows:

For	Against	Abstain
13,472,322	37,555	15,780

Proposal 3. At the Annual Meeting, the Company’s stockholders approved the Amended 2013 Plan to increase the number of shares reserved for issuance by 1,500,000. The result of the votes to approve the Amended 2013 Plan was as follows:

For	Against	Abstain	Broker Non-Votes
7,026,866	1,677,856	23,159	4,797,776

Proposal 4. At the Annual Meeting, the Company’s stockholders approved the 2021 ESPP. The result of the votes to approve the 2021 ESPP was as follows:

For	Against	Abstain	Broker Non-Votes
8,691,123	22,454	14,304	4,797,776

Proposal 5. At the Annual Meeting, the Company’s stockholders did not approve the amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to include a federal forum selection provision. The result of the votes to approve the amendment to the Certificate of Incorporation was as follows:

For	Against	Abstain	Broker Non-Votes
8,183,275	522,329	22,277	4,797,776

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Beyond Air, Inc. Third Amended and Restated 2013 Equity Incentive Plan (incorporated by reference from Appendix A to the Proxy Statement for Beyond Air, Inc.’s 2021 Annual Meeting of Stockholders, filed with the SEC on January 22, 2021).
10.2	Beyond Air, Inc. 2021 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND AIR, Inc.

Date: March 9, 2021	By:	/s/ Steven A. Lisi
	Name:	Steven A. Lisi
	Title	Chief Executive Officer